                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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






                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                       AND
                                 PROXY STATEMENT


                                 APRIL 23, 1999






                             [COUNTY BANK CORP LOGO]

                                COUNTY BANK CORP
                            83 WEST NEPESSING STREET
                             LAPEER, MICHIGAN 48446

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                     TO THE STOCKHOLDERS OF COUNTY BANK CORP

Notice is hereby given that the Annual Meeting of Stockholders of County Bank Corp (the Corporation) will be held at Edward's of Lapeer, 325 E. Genesee Street, Lapeer, Michigan on Friday, April 23, 1999 at 3:00 p.m. for the following purposes:

   1. To elect the following three (3) directors to comprise Class II of the Board of Directors, to serve a three (3) year term to expire at the Annual Meeting of Stockholders in 2002: David H. Bush, O.D., Patrick A. Cronin and James F. Harrington.

   2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only those stockholders of record at the close of business February 26, 1999 shall be entitled to notice of and to vote at said meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. However, if you are unable to be present, please execute and return promptly the enclosed proxy which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. If you are unable to attend the meeting but desire to revoke your proxy, please contact Laird Kellie, Secretary of the Corporation, prior to the date of the meeting.

Immediately following the meeting, wine and hors d'oeuvres will be served. I welcome and encourage your attendance.

By Order of the Board of Directors
CURT CARTER
President and Chief Executive Officer

Dated March 25, 1999

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                COUNTY BANK CORP
                                LAPEER, MICHIGAN

                                 MARCH 25, 1999

This Proxy Statement is furnished to the stockholders of County Bank Corp (the Corporation) in connection with the solicitation, by the Board of Directors of the Corporation, of proxies to be used in voting at the Annual Meeting of Stockholders to be held on April 23, 1999 at 3:00 p.m., at Edward's of Lapeer, 325 E. Genesee Street, Lapeer, Michigan. Solicitation of proxies is being made by mail or telephone by employees of the Corporation's subsidiary, Lapeer County Bank & Trust Co. (the Bank), and all costs will be at the Bank's expense.

Stockholders of record at the close of business on February 26, 1999 will be entitled to vote. Each share is entitled to one vote on each matter to be voted on at the meeting. On the record date, there were 1,200,000 shares authorized and 593,236 shares of common stock, $5.00 par value, outstanding and entitled to vote. This stock constitutes the only voting securities of the Corporation. Beneficial ownership in excess of five percent (5%) of the common stock, as of the record date is as follows:

Richard E. Calvert                                 42,492 shares of common stock
7784 E. Shore Road
Traverse City, Michigan 49686                                              7.16%

                             ELECTION OF DIRECTORS

Pursuant to the terms of the Articles of Incorporation of the Corporation, the Board of Directors is divided into three (3) classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the Board of Directors. The current number of members of the Board of Directors, as fixed by the directors, is nine (9). The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of Stockholders. At the forthcoming annual meeting, the stockholders will be asked to elect three (3) directors to serve in Class II of the Board of Directors.

Nominees for election at the forthcoming Annual Meeting are David H. Bush, O.D., Patrick A. Cronin and James F. Harrington, all of whom are present directors of the Corporation. Nominations other than those made by or on behalf of management must be made in accordance with Article III of the Corporation's Bylaws requiring that advance notice and certain biographical information regarding the proposed nominee be given to the Corporation. If elected, the nominees will serve a three (3) year term, which shall expire at the Annual Meeting of Stockholders in 2002, and until their successors are duly elected and shall have qualified.

The persons named in the enclosed form of proxy will vote the proxy in accordance with the choice specified. If no choice is specified, it is the intention of the persons named in the enclosed form of proxy to elect the three nominees named below.

                           INFORMATION AS TO NOMINEES

The names of the nominees for election as directors in Class II, together with specific information about the nominees, are as follows:

                                                                                      COUNTY BANK
                                                                 DIRECTOR             CORP SHARES
                                     PRINCIPAL                     SINCE                OWNED
                                  OCCUPATION FOR                (INCLUDING            BENEFICIALLY*           % OF
NAME AND AGE                   PAST FIVE (5) YEARS              SUBSIDIARY)           2-26-99                 OUTSTANDING
------------                   -------------------              -----------           -------                 -----------

David H. Bush, O.D.            Doctor of Optometry                 1987                22,528                     3.80
1099 Pinetree
Lapeer, MI  48446
Age:  48

Patrick A. Cronin              Agent                               1993                  1,114                     .19
286 W. Coulter Road            State Farm Insurance
Lapeer, MI 48446
Age:  45

James F. Harrington            President                           1998                 3,038                      .51
3151 Oakwood Road              H & H Tool, Inc.
Oxford, MI 48370-1015          An automotive parts
Age: 57                        manufacturer


                INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE
                   WILL CONTINUE AFTER THE 1998 ANNUAL MEETING



CLASS I (TERM EXPIRES 2001)

Curt Carter                    President & CEO                     1979                 3,654                      .62
390 Myers Road                 County Bank Corp and
Lapeer, MI  48446              Lapeer County Bank &
Age:  55                       Trust Co.

Ernest W. Lefever, DPM         Doctor of Podiatry                  1996                   200                      .04
2016 Lakeview Drive
Lapeer, MI  48446
Age: 52

Charles E. Schiedegger         President and Chief                 1991                 5,213                      .88
2848 Galway Bay Drive          Operating Officer
Metamora, MI  48455            Metamora Products
Age:  58                       Corporation


CLASS III (TERM EXPIRES 2000)
Michael H. Blazo               President                           1987                10,006                     1.69
1427 Tanglewood                Kirk Construction Co.
Lapeer, MI  48446
Age:  51

Thomas K. Butterfield          Partner
1597 Peppermill Road           Taylor, Butterfield, Riseman,       1978                14,700                     2.48
Lapeer, MI  48446              Clark, Howell & Churchill, P.C.
Age:  56                       Attorneys at Law

Timothy Oesch                  President                           1993                 1,616                      .27
1043 N. Madison                Nolin, Oesch, Sieting
Lapeer, MI  48446              & Macksoud, P.C.
Age:  48                       Certified Public Accountants


*Included in the shares set forth in the table above are shares owned by nominee or director, his wife, minor children, certain other family members, controlled corporations or similar business enterprises, and shares over which the nominee or director has full or share voting control and power of disposition.

Executive Officers and Directors, as a group, own 62,399 shares or 10.52% of the total outstanding shares of common stock of the Corporation as of February 26, 1999.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

As the bulk of the assets of County Bank Corp are held in the single subsidiary, Lapeer County Bank & Trust Co., the Corporation utilizes the committees of the Bank. The Board of Directors of County Bank Corp met four times during 1998.

Lapeer County Bank & Trust Co. (the Bank) held fifteen meetings of its Board of Directors, of which twelve were regularly scheduled meetings and three were special meetings. No director of the Bank or the Corporation attended less than 75% of the regularly scheduled and special meetings of the Corporation or the Bank in 1998. Currently, members of the Board of Directors of the Corporation also serve on the Board of Directors of the Bank, the Corporation's wholly owned subsidiary.

The Bank currently has the following committees of its Board of Directors: trust, loan and review, audit, compensation, insurance, investment, capital, marketing and nominating. The audit committee consists of Messrs. LaClair, Chairman; Schiedegger, Oesch, Cronin and Blazo. Their function is to oversee the work assigned to Plante & Moran, LLP, the Bank's external auditors and the internal audit staff. The committee met five times during 1998. The compensation committee consists of Messrs. Butterfield, Chairman; Bush, LaClair, Cronin and Carter. The function of this committee is to review salaries and benefits of the Bank's officers and employees. The committee met three times during 1998. The nominating committee consists of Messrs. Butterfield, LaClair, Blazo and Carter. The function of this committee is to review candidates for the Board of Directors of the Corporation and the Bank. The committee met one time during 1998.

                     REMUNERATION OF DIRECTORS AND OFFICERS

The Corporation does not currently pay fees to its directors. The Bank pays fees to each of its directors at the rate of $400 per board meeting. Additionally, committee members are paid a fee of $150 for each committee meeting attended.

The Corporation does not currently compensate any of its officers, and has no employees. Its wholly owned subsidiary, Lapeer County Bank & Trust Co., separately compensates its officers, who include the same individuals as the executive officers of the Corporation.

The following table summarizes compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer whose annual compensation exceeded $100,000.



                           SUMMARY COMPENSATION TABLE

                                              ANNUAL             ALL
                                        COMPENSATION:            OTHER
NAME                    YEAR          SALARY      BONUS          COMPENSATION
----                    ----          ------      -----          ------------
Curt Carter             1998       $ 146,960    $  15,000       $  31,913 (1)
President, Chief        1997         140,491       16,500          31,201 (2)
   Executive Officer    1996         112,908       13,000          24,403 (3)


(1) Includes a $25,514 contribution to the Bank's profit sharing plan, $6,000 received from the Bank as director's fees and a $399 matching employer contribution to a 401(k) plan.

(2) Includes a $24,513 contribution to the Bank's profit sharing plan, $6,000 received from the Bank as director's fees and a $688 matching employer contribution to a 401(k) plan.

(3) Includes a $18,221 contribution to the Bank's profit sharing plan, $6,000 received from the Bank as director's fees and a $182 matching employer contribution to a 401(k) plan.


Patrick Brown           1998       $  92,256    $  10,200       $  16,956 (4)
Senior Vice             1997          91,589       11,000          16,768 (5)
   President            1996          84,835       10,000          14,661 (6)



(4) Includes a $14,936 contribution to the Bank's profit sharing plan, $1,500 received from the Bank as Board meeting fees and a $520 matching employer contribution to a 401(k) plan.

(5) Includes a $14,728 contribution to the Bank's profit sharing plan, $1,500 received from the Bank as Board meeting fees and a $540 matching employer contribution to a 401(k) plan.

(6) Includes a $12,841 contribution to the Bank's profit sharing plan, $1,300 received from the Bank as Board meeting fees and a $520 matching employer contribution to a 401(k) plan.

                     TRANSACTIONS WITH DIRECTORS & OFFICERS

Some of the directors and officers of the Corporation and the companies with which they are associated were customers of and had banking transactions with the Bank in the ordinary course of the Bank's business during 1998. All loans included in such transactions were made on the same terms and conditions as those prevailing at the time for other borrowers, and in the opinion of the management of the Bank, did not involve more than a normal risk of collectibility. On December 31, 1998, loans approximating $4,075,000, which is equal to 18.3% of stockholders' equity, were outstanding to directors, officers and their associated companies.

During 1998 the Bank paid legal fees in the amount of $31,785 to the firm of Taylor, Butterfield, Riseman, Clark, Howell & Churchill, P.C., of which Mr. Butterfield is a partner. The Bank expects to receive legal services from that firm during 1999.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The financial statements of the Corporation were reported on by Plante & Moran, LLP, a firm of independent public accountants. Their opinion appears in the 1998 Annual Report of the Corporation.

No fees were paid to Plante & Moran, LLP for non audit services during 1998. A representative of Plante & Moran, LLP will be present at the Annual Meeting and will be available to answer questions asked by the stockholders and will be offered an opportunity to make a statement.

                                  OTHER MATTERS

The Board of Directors knows of no other matters which are to be brought before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Pursuant to the regulations of the Federal Reserve Bank, the Bank has prepared an annual disclosure statement. If you would like to receive a copy, please write the Bank and we will send you a copy at no charge.

     Attention:  Mr. Joseph Black, Treasurer
     County Bank Corp, PO Box 250, Lapeer, MI  48446-0250

                              STOCKHOLDER PROPOSALS

The deadline for stockholders to submit proposals to be considered for inclusion in Management's proxy, for next year's Annual Meeting of Stockholders, is December 27, 1999. Proposals should be sent by certified mail, return receipt requested to Laird A. Kellie, Secretary, County Bank Corp, 83 W. Nepessing Street, PO Box 250, Lapeer, Michigan 48446.

Curt Carter
President and
Chief Executive Officer

COUNTY BANK CORP
PRESIDENT'S MESSAGE

TO OUR STOCKHOLDERS AND FRIENDS

County Bank Corp had another outstanding year. Net income was a record $3,220,000, up slightly over the prior year. Although outstanding loans decreased over $3 million, our net interest income increased. The drop in loans was caused by the sale of $9.9 million of low-interest rate, residential mortgages in the secondary market and the unexpected, early payoff of two large loans totaling nearly $4 million. Aside from that, we experienced loan growth of $10.3 million. Return on average assets was again higher than peer at 1.70% and return on average stockholders' equity was 14.8%. Assets grew almost $10 million to a new high of $197 million while deposits had a similar increase to $173 million.

The competition for loans remains extremely challenging for both collateral and rates. We have remained diligent relative to credit quality of new loans, however we did have net loan chargeoffs of $196,000, including one large loan. Due to the sale of loans and the growth of deposits, the loan to deposit ratio dropped to just under 70%. Our loan loss reserve is strong at 1.57% of total loans and delinquencies and non-accrual loans remain manageable.

Our capital position continues to be strong, notwithstanding our stellar dividend payment of $5.79 per share or $3,434,000. The normal dividend was $1.79 versus $1.70 in the previous year. We again exceeded all regulatory requirements for capital ratios. Earnings per share was $5.43, up from $5.33 in 1997. The book value of your stock was $37.63 at year end with a current market price of $71.

During 1998, a number of good things happened. Bill O'Connor joined the Bank in April as a Commercial Loan Officer, bringing banking experience from Kentucky, Indiana and Michigan to the Bank. With several years of trust experience at a major regional bank, Terri Cranick became Assistant Trust Officer in June. She expects to develop an increasing amount of trust business. During the summer Beth Henderson was promoted to Mortgage Loan Officer to assist with the growing demand for residential mortgages. Beth was previously a Consumer Loan Officer. Also, Debra Coe was named Elba Branch Manager during the fourth quarter. The new trust, mortgage and collection offices were completed in the Main Office. Two driveup lanes and an ATM were added to the Elba Office and a second ATM was installed at the Southgate Office. Remodeling of the Elba Office was planned for completion in early 1999 and work was started on the new Imlay City Office on M-53. That facility will have three driveup lanes and a driveup ATM. In December, 14 of our staff were honored with service awards representing 150 years of service. They are pictured elsewhere in this report and are typical of the fine group of officers and employees we currently have on board. Pat Murray retired at year end following 39 years of service. She worked much of those years in Bookkeeping and later was promoted to Trust Clerk where she spent the past 23 years. We'll miss her!

The addition of Jim Harrington to the Board of Directors during 1998 brought even more expertise to the Corporation. Jim is the President of H & H Tool, Inc., a long time manufacturing company located in Lapeer. He and his wife, Mary Ann, have resided in the area for more than 30 years. While we welcome Jim, we are truly saddened to see Ed LaClair reach our mandatory retirement age. Ed served the Bank and the Corporation as a director for 18 years, helping to guide it through some of the more difficult times and leading it through its most successful times during the '90s. His enthusiasm, drive and dedication to Lapeer County Bank & Trust Co. has always been appreciated and will certainly be missed.

As we look forward with our own enthusiasm to 1999, we anticipate another strong year. On the way to that end, during the first quarter we will be completing our testing relative to the Year 2000 on our major software systems.





  -----------------------------------CBC-------------------------------------1



                               COUNTY BANK CORP.
                         PROXY FOR 1999 ANNUAL MEETING

The undersigned stockholder of County Bank Corp hereby appoints Curt Carter and/or Laird Kellie or as proxies with full power of substitution to vote all of the capital stock of County Bank Corp, Lapeer, Michigan, registered in the name of the undersigned at the close of business on February 26, 1999 at the Annual Meeting of Stockholders of County Bank
Corp, Lapeer, Michigan, to be held at 3:00 p.m., Friday, April 23, 1999 at Edward's of Lapeer, 325 E. Genesee St., Lapeer, Michigan.


1.  To elect the following nominees to the Board of Directors:

    Class II Directors (Term expires 2002):           David H. Bush, O.D.        Patrick A. Cronin          James F. Harrington

                           FOR ( )                     WITHHOLD ( )               AGAINST ( )

(NOTE:  Withhold authority to vote for a nominee by placing his name on the line below;)

-----------------------------------------------------------------

2.  To transact such other business an may properly come before the meeting or any adjournment thereof:

This proxy confers authority to vote "FOR" each proposition listed above unless "AGAINST," or "WITHHOLD" is indicated.  If any other business is presented at the meeting, this proxy shall be voted in accordance with the judgment and recommendations of the
Board of Directors.  All shares represented by properly executed proxies will be voted as directed.